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                                                                       Exhibit 3
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                                 CERTIFICATION
                                 -------------

     I, LARRY G. DENNISTON, Senior Vice President and Corporate Secretary of BSB BANCORP, INC., do hereby certify that the following is a true and correct copy of a Resolution adopted at a Special Meeting of the Board of Directors of said company duly convened and held on April 23, 1999, at which meeting a quorum was present and voting throughout and that such Resolution is in full force and effect.


        WHEREAS, it is the desire of the Board of Directors to provide that a shareholder may elect to vote its proxy at any annual meeting of the Company, in any matter permitted by Delaware law;

        NOW, THEREFORE, BE IT RESOLVED, that Article II, Section 2.10 is hereby amended and restated in its entirety as follows:

        PROXIES: A shareholder may vote in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. A shareholder may also authorize another person or persons to act for such shareholder as proxy (a) by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegraph, cablegram or other electronic transmission was authorized by the shareholder, or (b) as otherwise permitted by law. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     IN WITNESS WHEREOF, I have hereunto set my hand this 23rd day of April, 1999.

                                   /s/ Larry G. Denniston
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                                   Senior Vice President and
                                   Corporate Secretary